SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 29, 2008

Date of Report (date of earliest event reported)

CUBIC CORPORATION
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	1-8931 (Commission File Number)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue

San Diego, California 92123

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into Material Definitive Agreement

On July 29, 2008 Registrant acquired all outstanding capital stock of the privately-held Omega Training Group, Inc., headquartered in Columbus, Georgia.  The purchase was for $61 million in cash which was funded from existing cash reserves.  Omega provides training, testing, analysis, logistics and staffing services to U.S. Army locations at the U.S. Army Infantry School at Fort Benning, Fort Bliss, Fort Jackson and Fort Hood.  None of these locations are significant customers of Registrant’s Defense Group.  Founded in 1990, Omega now has 790 employees worldwide.

Omega will be managed within Registrant’s Mission Support Business Unit.   Registrant estimates revenues from Omega will be approximately $60-70 million during the fiscal year ending September 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUBIC CORPORATION

Date	July 29, 2008
/s/ William L. Hoese
William L. Hoese
VP, Corporate Secretary & General Counsel